Exhibit 10.32

REDEMPTION AGREEMENT

This Redemption Agreement (this “Agreement”) is entered into by and between Anania & Associates Investment Company, LLC (“AAI”), a Maine limited liability Company (the “Company”) and Anania & Associates, a Maine corporation (A&A) as of January 2, 2026 (the “Effective Date”).

WHEREAS, A&A is the holder of 735,568 Class A Membership Interests and 735,568 Class B Membership Interests (together the “AAI Interests”) of AAI (each as defined in the Second Amended and Restated Operating Agreement of the Company, dated as of March 27, 2012 (as thereafter amended, including as amended on January 2, 2026, the “Operating Agreement”));

WHEREAS, A&A wishes to have its membership interests in AAI redeemed; and

WHEREAS, pursuant to the terms and conditions of the Operating Agreement, AAI desires to distribute 218,174 membership interests in Elmet Technologies LLC, a Maine limited liability company, and 579,726 membership interests in Microwave Techniques LLC, a Maine limited liability company (together, the “LLC Interests”) to A&A in complete redemption of the AAI Interests.

NOW, THEREFOR, for good and adequate consideration, the parties hereto agree as follows:

1.	As of the Effective Date, AAI shall distribute the LLC Interests to A&A, in accordance with the terms and conditions set forth in the Operating Agreement, in complete redemption of the AAI Interests. In consideration of the foregoing, A&A agrees that from and after the Effective Date, it shall be deemed, with the permission of the Managers of AAI (the “Managers”), to no longer be a member of AAI or hold any interests therein.

2.	A&A fully and forever waives and releases any and all rights that it may have to bring or assert any claims, actions, liabilities, lawsuits or causes of action of any nature or kind that it may have, now or in the future, against AAI and the Managers and any of their respective affiliates, officers, directors, representatives and agents in their individual and/or corporate capacities (each, a “Released Party”), for any actions taken by any Released Party in accordance with this Agreement, the Operating Agreement or any other agreement entered into by A&A and any Released Party.

3.	For all income tax purposes, the effective date of this Agreement shall be January 1, 2026.

4.	This Agreement may be executed in counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

5.	Except as otherwise provided herein, this Agreement shall be binding upon and shall inure to the benefit of the respective heirs, executors, administrators, legal representatives, and permitted successors and assigns of the parties hereto.

6.	None of the provisions of this Agreement shall be for the benefit of or enforceable by any person who is not a party to this Agreement, except for the parties hereto and the Company.

7.	In case any one or more of the provisions contained in this Agreement shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

8.	This Agreement supersedes all prior agreements and constitutes the entire understanding among the parties hereto with respect to the redemption contemplated hereby.

9.	Each of the parties hereto covenants and agrees to promptly take such action, and to cause such party’s affiliates to promptly take such action, as may be reasonably required to effectively carry out the intent and purposes of this Agreement, including, without limitation, the execution, delivery and, if necessary, filing and recording of any agreement, document, resolution or instrument or any amendment to any of the foregoing.

[Signature Pages Follow.]

IN WITNESS THEREOF, the parties hereto have executed this Agreement as of the Effective Date.

ANANIA & ASSOCIATES INVESTMENT COMPANY, LLC

By:	/s/ Peter V. Anania
	Name:	Peter V. Anania
	Title:	Manager

ANANIA & ASSOCIATES

By:	/s/ Peter V. Anania
	Name:	Peter V. Anania
	Title:	Chief Executive Officer